Exhibit 99.1

Listed on the New York Stock Exchange (CLP)     NEWS RELEASE

Colonial Properties Trust Reports Results for Fourth Quarter 2011

-Same-Property Portfolio NOI Increases 6.9%-
-Increases Common Dividend 20%-

BIRMINGHAM, Ala. - January 26, 2012 - Colonial Properties Trust (NYSE: CLP) announced its results for the quarter and year ended December 31, 2011.

For the fourth quarter 2011, the company reported net income available to common shareholders of $9.1 million, or $0.10 per diluted share, compared with a net loss available to common shareholders of $7.1 million, or $0.09 per diluted share, for the same period in 2010. For 2011, the company reported net income available to common shareholders of $3.4 million, or $0.04 per diluted share, compared with a net loss available to common shareholders of $48.1 million, or $0.67 per diluted share, for the same period in 2010. The changes from the prior year are primarily attributable to an increase in net operating income (NOI) from the company's multifamily same-property communities as a result of improving rental rates, income from multifamily properties acquired in 2011, and gains recognized from commercial joint venture and multifamily asset sales.

Funds from Operations Available to Common Shareholders and Unitholders (FFO), a widely accepted measure of REIT performance, for the fourth quarter 2011 was $26.4 million, or $0.28 per diluted share, compared with $23.7 million, or $0.28 per diluted share, for the same period in 2010. FFO for the fourth quarter 2011 included a $1.2 million net gain as a result of the repurchase of Colonial Realty Limited Partnership's (CRLP) remaining 1,000,000 Series B Cumulative Redeemable Preferred Units and a $3.3 million loss contingency charge related to on-going litigation (as discussed further below). Excluding these one-time items, FFO for the quarter would have been $28.4 million, or $0.30 per diluted share. FFO for 2011 totaled $104.7 million, or $1.15 per diluted share, compared with $81.3 million, or $1.02 per diluted share, for the same period in 2010. The changes from the prior year are primarily attributable to an increase in NOI from the company's multifamily same-property communities as a result of improving rental rates and income from multifamily properties acquired in 2011.

A reconciliation of net income/loss available to common shareholders to FFO, and a reconciliation of NOI to income/loss from continuing operations, as well as definitions and statements of purpose, is included in the financial tables accompanying this press release.

“The operating momentum we established throughout the year resulted in the best percentage year-over-year same-property NOI growth in our company's history,” stated Thomas H. Lowder, Chairman and Chief Executive Officer. “As a result of our improved operating performance and our positive outlook, the Board of Trustees has voted to increase the quarterly common dividend by $0.03 per quarter, representing a 20 percent increase. Our asset dispositions have allowed us to fund attractive growth opportunities, which have improved the quality of our multifamily portfolio and moved us closer to our goal of a 90/10 portfolio mix between multifamily and commercial. We believe the fundamentals of the business should remain strong and allow us to drive same-property performance in 2012.”

Highlights for the Fourth Quarter 2011

•	Multifamily same-property NOI increased 6.9 percent compared with fourth quarter 2010

•	Multifamily same-property revenue increased 5.5 percent compared with fourth quarter 2010

•	Ended the quarter with multifamily same-property physical occupancy of 95.9 percent

•	Acquired the Colonial Grand at Hebron, a 312-unit Class A apartment community in Dallas, Texas

•
Sold the 659,000-square-foot Colonial Pinnacle Turkey Creek in Knoxville, Tennessee, in which the company had a 50 percent joint venture interest and sold its remaining 5 percent interest in the 420,000-square-foot Colonial Promenade Alabaster II/Tutwiler II in Birmingham, Alabama

•	Repurchased the remaining $50.0 million Series B Cumulative Redeemable Preferred Units of CRLP at a 5 percent discount to the original issuance price

Multifamily Operating Performance

Multifamily NOI for the fourth quarter 2011 increased 6.9 percent compared with the fourth quarter 2010 for the 29,233 apartment homes included in the consolidated same-property results. Multifamily same-property revenues increased 5.5 percent and expenses increased 3.5 percent compared with the fourth quarter 2010. The increase in revenues was primarily due to an improvement in both new and renewal lease rates and a consistently high occupancy level. The increase in expenses was primarily due to an increase in property taxes compared with the fourth quarter 2010.

Multifamily NOI for 2011 increased 7.3 percent compared with 2010, with multifamily same-property revenues increasing 4.4 percent and expenses increasing 0.6 percent. The increase in revenues was primarily due to an improvement in both new and renewal lease rates and a consistently high occupancy level. Same-property physical occupancy as of December 31, 2011, was 95.9 percent compared with 96.0 percent at December 31, 2010.

Sequentially, multifamily same-property NOI for the fourth quarter 2011 increased 5.6 percent compared with the third quarter 2011, with revenues increasing 1.0 percent and expenses decreasing 5.3 percent compared with the prior quarter. The decrease in expenses is primarily due to seasonal decreases in utilities and repair and maintenance costs in the fourth quarter 2011 compared with the third quarter 2011.

Asset Recycling Transactions

During the fourth quarter, the company acquired Colonial Grand at Hebron, a 312-unit Class A apartment community in Dallas, Texas, for $34.1 million. The company funded the acquisition with $23.9 million in proceeds from the sale of Colonial Center Town Park 400 that occurred in November 2011 and borrowings on the company's unsecured credit facility.

The company and its joint venture partner sold Colonial Pinnacle Turkey Creek, a 659,000-square-foot retail center located in Knoxville, Tennessee, for total consideration of $131.7 million. The company's 50 percent interest in the property was sold for total consideration of $65.9 million, comprised of $27.2 million in cash and the assumption and/or repayment of the company's $38.7 million share of the existing loans secured by the property. Proceeds from the sale were used to repay a portion of the outstanding balance on the company's unsecured credit facility, and fund the acquisition of multifamily apartment communities.

Additionally, the company sold its remaining 5 percent interest in Colonial Promenade Alabaster II/Tutwiler II, a 420,000-square-foot retail center located in Birmingham, Alabama, to its joint venture partner. The company's interest was sold for total consideration of $2.4 million, comprised of $0.4 million in cash and the joint venture partner's assumption of the company's $2.0 million share of the existing loan secured by the property. Proceeds from the sale were used to repay a portion of the outstanding balance on the company's unsecured credit facility.

Subsequent to quarter end, the company acquired Colonial Grand at Brier Creek Place, a 350-unit Class A apartment community located in Raleigh, North Carolina, for a total purchase price of $45.0 million. The apartment community was built in 2008. The purchase was funded with proceeds from asset dispositions and borrowings on the company's unsecured credit facility.

Development Activity

Construction continued during the quarter on three wholly owned apartment communities: Colonial Grand at Hampton Preserve, a $58.3 million development with 486 units in Tampa, Florida; Colonial Grand at Double Creek, a $31.7 million development with 296 units in Austin, Texas; and Colonial Grand at Lake Mary (Phase I), a $30.3 million development with 232 units in Orlando, Florida.

Other Charges

In connection with developments in certain on-going litigation, the company increased its loss contingency accrual by $3.3 million during the fourth quarter 2011, which is reflected in “Impairment and Other Losses” on the company's income statement.

Capital Markets Activity

In December 2011, CRLP completed the repurchase of its remaining $50 million outstanding 7.25% Series B Cumulative Redeemable Preferred Units (the Preferred Units) for $47.5 million (plus accrued but unpaid dividends), which represented a 5 percent discount from the original issuance price and resulted in a gain of $1.2 million, net of issuance costs, in the fourth quarter 2011.

Quarterly Dividend on Common Shares

On January 26, 2012, the Board of Trustees voted to increase the quarterly cash dividend on common shares for the first quarter 2012 by 20 percent to $0.18 per common share. The dividend is payable February 13, 2012, to shareholders of record as of February 6, 2012, representing an ex-dividend date of February 2, 2012.

2012 EPS and FFO per Share Guidance

The company's guidance range for the full-year 2012 for EPS and FFO per share, with certain assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year 2012 Range
	Low	-	High

Diluted EPS	$(0.12)	-	$0.04
Plus: Real Estate Depreciation & Amortization	1.45	-	1.45
Less: Gain on Sale of Operating Properties	-0.10	-	(0.20)
Total Diluted FFO per share	$1.23	-	$1.29

Following are the assumptions reflected in the company's full-year 2012 guidance:

•	Multifamily same-property net operating income: growth of 5.50 to 7.50 percent.

◦	Revenue: Increase of 4.25 to 5.75 percent

◦	Expense: Increase of 2.50 to 3.50 percent

•	Development spending of $125 million to $150 million.

•	Acquisitions of $100 million to $150 million.

•	Dispositions of $100 million to $150 million.

•	Land and for-sale residential property dispositions of $5 million to $10 million.

•	Corporate G&A expenses of $23 million to $24 million.

The company's guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company's control and all of which are subject to change. The company's guidance may change if actual results vary from these assumptions.

For additional details regarding the company's disposition and investment activities, see the company's Supplemental Financial Highlights available on the company's website at www.colonialprop.com.

Conference Call and Supplemental Materials

The company will hold its quarterly conference call Thursday, January 26, 2012, at 1:00 p.m. Central Time. The call will include a review of the company's fourth quarter performance and a discussion of the company's strategy and expectations for the future.

To participate, please dial 1-800-936-4761. As with previous calls, a replay will be available for seven days by dialing 1-800-633-8284; the conference ID is 21544173. Access to the live call and a replay will also be available through the company's website at www.colonialprop.com under “Investors: Press Releases: Event Calendar.”

Colonial Properties Trust produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company's overall financial position. For a copy of Colonial Properties' detailed Supplemental Financial Highlights, please visit the company's website at www.colonialprop.com under the “Investors: Financial Information and Filings: Quarterly Supplemental Information” tab, or contact Jerry Brewer in Investor Relations at 1-800-645-3917.

Colonial Properties Trust is a real estate investment trust (REIT) that creates value for its shareholders through a multifamily focused portfolio and the management and development of select commercial assets in the Sunbelt region of the United States. As of December 31, 2011, the company owned or managed 35,167 apartment units and 10.7 million square feet of commercial space. Headquartered in Birmingham, Alabama, Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company's website at www.colonialprop.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO, Operating FFO and NOI. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.

Funds from Operations - FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before non-controlling interest (determined in accordance with GAAP), excluding gains (losses) from sales of depreciated property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized measure in the company's industry and is presented to assist investors in analyzing the company's performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company's financial and operating performance. This is because, by excluding the effect of real estate depreciation, gains (or losses) from sales of properties and impairment write-downs of depreciable real estate (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company's industry.

The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, is fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

Operating FFO - The company also uses operating funds from operations (“Operating FFO”) as an operating measure. The company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of the company's current business plan, the timing and amount of these transactions can vary significantly between periods. The company believes that the line on its consolidated statements of income entitled “net income available to common shareholders” is the most directly comparable GAAP measure to Operating FFO.

Property Net Operating Income - The company uses property NOI, including same store NOI, as an operating measure. NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less total property operating expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance and advertising). The company believes that in order to facilitate a clear understanding of its operating results, NOI should be examined in conjunction with (loss) income from continuing operations as presented in the company's consolidated financial statements. The company also believes that NOI is an important supplemental measure of operating performance for a REIT's operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses. This measure is particularly useful, in the opinion of the company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate investment community. The company believes that the line on its consolidated statements of income entitled "(loss) income from continuing operations" is the most directly comparable GAAP measure to NOI. In addition to company management evaluating the operating performance of its reportable segments based on NOI results, management uses NOI, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.

The company's method of calculating FFO, Operating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO, Operating FFO and NOI should not be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity, nor is it indicative of sufficient cash flow to fund all of the company's needs, including the company's ability to make distributions.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding the company's asset recycling program, development costs, operating performance outlook and other business fundamentals and the outcome of litigation, may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company's actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, changes in national, regional and local economic conditions, which may be negatively impacted by concerns about inflation, deflation, government deficits (including the European sovereign debt crisis), high unemployment rates, decreased consumer confidence and liquidity concerns, particularly in markets in which we have a high concentration of properties; exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on favorable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate disposition and the resulting gains/losses associated with such dispositions; legislative or regulatory decisions; the company's ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.

The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2010, as may be updated or supplemented in the company's Form 10-Q filings, which discuss these and other factors that could adversely affect the company's results.

CONTACT:     Colonial Properties Trust
Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2011

BALANCE SHEET
($ in 000s)	As of	As of
	12/31/2011	12/31/2010
ASSETS
Real Estate Assets
Operating Properties	$3,445,455	$3,331,108
Undeveloped Land & Construction in Progress	306,826	261,955
Total Real Estate, before Depreciation	3,752,281	3,593,063

Less: Accumulated Depreciation	(731,894)	(640,981)
Real Estate Assets Held for Sale, net	10,543	16,861

Net Real Estate Assets	3,030,930	2,968,943

Cash and Equivalents	6,452	4,954
Restricted Cash	43,489	9,294
Accounts Receivable, net	26,762	20,734
Notes Receivable	43,787	44,538
Prepaid Expenses	19,912	23,225
Deferred Debt and Lease Costs	22,408	23,035
Investment in Unconsolidated Subsidiaries	12,303	22,828
Other Assets	52,562	53,583
Total Assets	$3,258,605	$3,171,134

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$184,000	$377,362
Notes and Mortgages Payable	1,575,727	1,384,209
Total Debt	1,759,727	1,761,571
Accounts Payable	50,266	38,915
Accrued Interest	11,923	12,002
Accrued Expenses	15,731	15,267
Investment in Unconsolidated Subsidiaries	31,577	27,954
Other Liabilities	25,208	10,129
Total Liabilities	1,894,432	1,865,838

Redeemable Common Units	159,582	145,539

EQUITY
Noncontrolling Interest
Series B 7 1/4%, Preferred Units	—	50,000
Limited Partner's Noncontrolling Interest	728	769
Total Noncontrolling Interest	728	50,769

Cumulative Earnings	1,267,958	1,260,944
Cumulative Distributions	(1,862,838)	(1,808,700)
Common Equity, including Additional Paid-in Capital	1,965,812	1,809,138
Treasury Shares, at Cost	(150,163)	(150,163)
Accumulated Other Comprehensive Loss	(16,906)	(2,231)
Total Equity, including Noncontrolling Interest	1,204,591	1,159,757

Total Liabilities and Equity	$3,258,605	$3,171,134

SHARES & UNITS OUTSTANDING, END OF PERIOD
(shares and units in 000s)	As of	As of
	12/31/2011	12/31/2010
Basic
Shares	87,474	78,334
Operating Partnership Units (OP Units)	7,169	7,300
Total Shares & OP Units	94,643	85,634

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2011

CONSOLIDATED STATEMENTS OF OPERATIONS
($ in 000s, except per share data)	Three Months Ended		Twelve Months Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010
Revenue
Minimum Rent	$81,815	$72,120	$310,956	$282,975
Tenant Recoveries	2,853	2,427	10,934	10,228
Other Property Related Revenue	13,603	12,124	51,373	46,332
Other Non-Property Related Revenue	2,097	2,781	8,047	11,693
Total Revenue	100,368	89,452	381,310	351,228
Operating Expenses
Operating Expenses:
Property Operating Expenses	26,902	24,697	106,067	100,305
Taxes, Licenses and Insurance	11,041	9,681	42,491	40,009
Total Property Operating Expenses	37,943	34,378	148,558	140,314
Property Management Expenses	2,187	2,576	9,185	8,584
General and Administrative Expenses	4,844	4,541	20,439	18,563
Management Fee and Other Expenses	2,386	2,245	8,067	9,504
Restructuring Charges	153	361	153	361
Investment and Development Expenses (1)	344	380	1,781	422
Depreciation	31,605	29,594	123,460	116,374
Amortization	2,017	2,217	8,426	8,848
Impairment and Other Losses (2)	3,392	394	5,736	1,308
Total Operating Expenses	84,871	76,686	325,805	304,278
Income from Operations	15,497	12,766	55,505	46,950

Other Income (Expense)
Interest Expense	(22,991)	(21,133)	(86,573)	(83,091)
Debt Cost Amortization	(1,252)	(1,166)	(4,767)	(4,618)
Gain on Retirement of Debt	—	—	—	1,044
Interest Income	279	435	1,503	1,597
Income from Partially-Owned Investments	18,588	3,389	17,497	3,365
Loss on Hedging Activities	—	—	—	(289)
Gain (Loss) on Sale of Property, net of Income Taxes of $ - (Q4) and $ - (YE) in 2011 and
$ - (Q4) and $117 (YE) in 2010	96	(444)	115	(1,391)
Income Tax and Other	(132)	(201)	(872)	(1,084)
Total Other Income (Expense)	(5,412)	(19,120)	(73,097)	(84,467)
Income (Loss) from Continuing Operations	10,085	(6,354)	(17,592)	(37,517)

Discontinued Operations
(Loss) Income from Discontinued Operations	(614)	(1,331)	38	(631)
Gain (Loss) on Disposal of Discontinued Operations	58	—	23,733	(395)
Net (Loss) Income from Discontinued Operations	(556)	(1,331)	23,771	(1,026)
Net Income (Loss)	9,529	(7,685)	6,179	(38,543)

Noncontrolling Interest
Continuing Operations
Noncontrolling Interest of Limited Partners	(6)	(7)	(53)	103
Noncontrolling Interest in CRLP - Preferred	(867)	(1,724)	(3,586)	(7,161)
Noncontrolling Interest in CRLP - Common	(791)	550	1,580	4,969
Discontinued Operations
Noncontrolling Interest in CRLP - Common	43	114	(1,873)	99
Noncontrolling Interest of Limited Partners	—	1	—	(4)
Income Attributable to Noncontrolling Interest	(1,621)	(1,066)	(3,932)	(1,994)

Net Income (Loss) Attributable to Parent Company	7,908	(8,751)	2,247	(40,537)

Dividends to Preferred Shareholders	—	—	—	(5,649)
Preferred Unit Repurchase Gains	2,500	3,000	2,500	3,000
Preferred Share/Unit Issuance Costs	(1,319)	(1,318)	(1,319)	(4,868)
Net Income (Loss) Available to Common Shareholders	$9,089	$(7,069)	$3,428	$(48,054)

_________________________

Continued on following page

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2011

	Three Months Ended		Twelve Months Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010

Income (Loss) per Share - Basic
Continuing Operations	$0.11	$(0.08)	$(0.22)	$(0.66)
Discontinued Operations	(0.01)	(0.01)	0.26	(0.01)
EPS - Basic	$0.10	$(0.09)	$0.04	$(0.67)

Income (Loss) per Share - Diluted
Continuing Operations	$0.11	$(0.08)	$(0.22)	$(0.66)
Discontinued Operations	(0.01)	(0.01)	0.26	(0.01)
EPS - Diluted	$0.10	$(0.09)	$0.04	$(0.67)

(1) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(2) For the three months ended December 31, 2011, the Company recorded a $3.3 million charge for a loss contingency related to certain litigation. For the twelve months ended December 31, 2011, in addition to the charges recorded during the three months ended December 31, 2011, the Company recorded a $1.5 million charge for a loss contingency related to certain litigation, $0.7 million in casualty losses as a result of property damage at eight multifamily apartment communities and $0.2 million in non-cash impairment charges related to various for-sale project and land outparcel transactions. For the twelve months ended December 31,
2010, the Company incurred $1.0 million in casualty losses related to property damage at four of the Company's multifamily apartment communities. The remaining $0.3 million recorded during 2010 was the result of various for-sale project transactions.

SHARES AND UNITS OUTSTANDING, WEIGHTED
(shares and units in 000s)	Three Months Ended		Twelve Months Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010

Basic
Shares	86,769	77,148	84,142	71,919
Operating Partnership Units (OP Units)	7,191	7,305	7,247	7,617
Total Shares & OP Units	93,960	84,453	91,389	79,536

Dilutive Common Share Equivalents	241	—	—	—

Diluted (1)
Shares	87,010	77,148	84,142	71,919
Total Shares & OP Units	94,201	84,453	91,389	79,536

(1) For periods where the Company reported a net loss from continuing operations (after preferred dividends), the effect of dilutive shares has been excluded from per share computations as including such shares would be anti-dilutive.

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2011

FUNDS FROM OPERATIONS (FFO) RECONCILIATION
($ in 000s, except per share data)	Three Months Ended		Twelve Months Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010
Net Income (Loss) Available to Common Shareholders	$9,089	$(7,069)	$3,428	$(48,054)
Noncontrolling Interest in CRLP (Operating Partnership Unitholders)	748	(664)	293	(5,068)
Total	9,837	(7,733)	3,721	(53,122)

Adjustments - Consolidated Properties
Depreciation - Real Estate	31,531	30,692	126,696	120,471
Amortization - Real Estate	2,047	1,878	8,306	7,248
Remove: (Gain)/Loss on Sale of Property, net of Income Tax and Noncontrolling Interest	(154)	444	(23,849)	1,786
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and
Noncontrolling Interest	96	(444)	102	(1,720)
Total Adjustments - Consolidated	33,520	32,570	111,255	127,785

Adjustments - Unconsolidated Properties
Depreciation - Real Estate	1,524	1,867	6,451	8,060
Amortization - Real Estate	459	625	2,822	2,810
Remove: Gain/(Loss) on Sale of Property	(18,787)	(3,461)	(18,765)	(3,578)
Total Adjustments - Unconsolidated	(16,804)	(969)	(9,492)	7,292
Funds from Operations	$26,553	$23,868	$105,484	$81,955

Income Allocated to Participating Securities	(179)	(177)	(772)	(645)
Funds from Operations Available to Common Shareholders and Unitholders	$26,374	$23,691	$104,712	$81,310

FFO per Share
Basic	$0.28	$0.28	$1.15	$1.02
Diluted	$0.28	$0.28	$1.15	$1.02

Operating FFO:
Funds from Operations	$26,374	$23,691	$104,712	$81,310
Less: Transaction Income
-Development and Land (Gains)/Losses	(96)	444	(102)	1,607
-Bond Repurchase Gains, Net of Write-off	—	—	—	(755)
-Preferred Share/Unit Gains, Net of Issuance Costs	(1,181)	(1,682)	(1,181)	1,868
Operating FFO	$25,097	$22,453	$103,429	$84,030

Operating FFO per Share
Basic	$0.27	$0.27	$1.13	$1.06
Diluted	$0.27	$0.27	$1.13	$1.06

FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before noncontrolling interest (determined in accordance with GAAP), excluding gains (losses) from sales of depreciated property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the
Company's performance. The Company believes that FFO is useful to investors because it provides an additional indicator of the Company's financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company's industry.

On October 31, 2011, NAREIT issued updated guidance on FFO indicating that all companies should exclude impairment write-downs of depreciable real estate assets when computing FFO. Previously, the Company's calculation of FFO did not exclude impairment write-downs of depreciable real estate assets.
As a result, the Company has changed its presentation of FFO to exclude impairment write-downs of depreciable real estate assets. However, no amounts presented herein were impacted by this change in presentation.

The Company defines Operating FFO as FFO excluding gains on the sale of land and development properties, gains on the repurchase of bonds, net of the attributable write-off of future interest expense held in OCI, and gains on the repurchase of preferred shares/units, net of the write-off of issuance costs. The Company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares/units are components of the Company's current business plan, the timing and amount of these transactions can vary significantly between periods.

The Company's method of calculating FFO and Operating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor Operating FFO should be considered (1) as an alternative to net income (determined in accordance with GAAP), (2) as an indicator of financial performance, (3) as cash flow from operating activities (determined in accordance with GAAP) or (4) as a measure of liquidity nor is it indicative of sufficient cash flow to fund all of our needs, including our ability to make distributions.

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF REVENUES
	Three Months Ended		Twelve Months Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010
Divisional Total Revenues
Multifamily - Same Property	$75,507	$71,575	$295,620	$283,115
Multifamily - Non-Same Property (1)	9,994	7,329	40,427	26,279
Commercial	19,401	19,227	77,850	80,015
Total Divisional Revenues	104,902	98,131	413,897	389,409

Less: Unconsolidated Revenues - Multifamily	(459)	(534)	(2,336)	(3,106)
Less: Unconsolidated Revenues - Commercial	(6,129)	(6,938)	(26,046)	(30,987)
Discontinued Operations	(43)	(3,988)	(12,252)	(15,781)
Unallocated Corporate Revenues	2,097	2,781	8,047	11,693
Consolidated Revenue Adjusted - '10 Discontinued Operations (2)	100,368	89,452	381,310	351,228
Add: Additional Discontinued Operations Revenue, post filing (3)	—	3,986	—	15,781
Total Consolidated Revenue, per 10-Q/10-K (4)	$100,368	$93,438	$381,310	$367,009

RECONCILIATION OF EXPENSES
	Three Months Ended		Twelve Months Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010
Divisional Total Expenses
Multifamily - Same Property	$29,876	$28,878	$120,730	$120,057
Multifamily - Non-Same Property (1)	4,695	5,094	19,272	15,145
Commercial	6,218	6,376	25,077	26,009
Total Divisional Expenses	40,789	40,348	165,079	161,211

Less: Unconsolidated Expenses - Multifamily	(211)	(225)	(1,153)	(1,638)
Less: Unconsolidated Expenses - Commercial	(2,147)	(2,256)	(8,728)	(10,148)
Discontinued Operations	(488)	(3,489)	(6,640)	(9,111)
Total Property Operating Expenses	37,943	34,378	148,558	140,314
Property Management Expenses	2,187	2,576	9,185	8,584
General & Administrative Expenses	4,844	4,541	20,439	18,563
Management Fee and Other Expenses	2,386	2,245	8,067	9,504
Restructuring Charges	153	361	153	361
Investment and Development Expenses (5)	344	380	1,781	422
Impairment and Other Losses	3,392	394	5,736	1,308
Depreciation	31,605	29,594	123,460	116,374
Amortization	2,017	2,217	8,426	8,848
Consolidated Expense Adjusted - '10 Discontinued Operations (2)	84,871	76,686	325,805	304,278
Add: Additional Discontinued Operations Expense, post filing (3)	—	3,284	—	13,207
Total Consolidated Expense, per 10-Q/10-K (4)	$84,871	$79,970	$325,805	$317,485

________________________
Continued on following page

COLONIAL PROPERTIES TRUST
Corporate Reconciliations
($ in 000s)

RECONCILIATION OF NOI
	Three Months Ended		Twelve Months Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010
Divisional Total NOI
Multifamily - Same Property	$45,631	$42,697	$174,890	$163,058
Multifamily - Non-Same Property (1)	5,299	2,235	21,155	11,134
Commercial	13,183	12,851	52,773	54,006
Total Divisional NOI	$64,113	$57,783	$248,818	$228,198

Less: Unconsolidated NOI - Multifamily	(248)	(309)	(1,183)	(1,468)
Less: Unconsolidated NOI - Commercial	(3,982)	(4,682)	(17,318)	(20,839)
Discontinued Operations	445	(499)	(5,612)	(6,670)
Unallocated Corporate Revenues	2,097	2,781	8,047	11,693
Property Management Expenses	(2,187)	(2,576)	(9,185)	(8,584)
General & Administrative Expenses	(4,844)	(4,541)	(20,439)	(18,563)
Management Fee and Other Expenses	(2,386)	(2,245)	(8,067)	(9,504)
Restructuring Charges	(153)	(361)	(153)	(361)
Investment and Development Expenses (5)	(344)	(380)	(1,781)	(422)
Impairment and Other Losses	(3,392)	(394)	(5,736)	(1,308)
Depreciation	(31,605)	(29,594)	(123,460)	(116,374)
Amortization	(2,017)	(2,217)	(8,426)	(8,848)
Income from Operations	15,497	12,766	55,505	46,950
Total Other Income (Expense)	(5,412)	(19,120)	(73,097)	(84,467)
Income (Loss) from Continuing Operations (6)	10,085	(6,354)	(17,592)	(37,517)
Discontinued Operations	—	327	—	1,085
Income (Loss) from Continuing Operations, per 10-Q/10-K (4)	$10,085	$(6,027)	$(17,592)	$(36,432)

(1) Includes operations from for-sale portfolio.
(2) Reflects total consolidated revenue and total consolidated expense (as applicable), adjusted to reflect discontinued operations classifications made after filing of prior period financials.
(3) Adjustment to prior period financials to reflect discontinued operations classifications made after filing of prior period financials.
(4) For prior period, reflects total consolidated revenue, expense or income (loss) from continuing operations (as applicable) as presented in prior period financials (i.e., excluding adjustment for discontinued operations classifications made after filing of prior period financials).
(5) Reflects costs incurred related to acquisitions and abandoned pursuits. These costs are volatile and therefore may vary between periods.
(6) Income (Loss) from Continuing Operations before extraordinary items, noncontrolling interest and discontinued operations. Adjustments for additional discontinued operations have restated prior periods in accordance with ASC 205-20.